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                         CERTIFICATE PURCHASE AGREEMENT

                          Dated as of December 8, 1994


                                      among

                              NAFCO FUNDING TRUST,


                       NATIONAL AUTO FINANCE COMPANY L.P.,
                            as initial Administrator

                                       and

                   FIRST UNION NATIONAL BANK OF NORTH CAROLINA

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                                TABLE OF CONTENTS

                                                                            Page

SECTION 1  Definitions.......................................................  1

SECTION 2  Purchase and Sale of the Class B Certificate......................  2
           2.1  The Commitments..............................................  2
           2.2  Purchase Mechanics...........................................  2
           2.3  Reduction of Stated Amounts..................................  3
           2.4  Class B Certificates.........................................  4

SECTION 3  Payments..........................................................  5

SECTION 4  Time and Method of Payment........................................  5

SECTION 5  Representations and Warranties....................................  5
           5.1  NAFCO........................................................  5
           5.2  National Auto................................................  6
           5.3  Purchaser....................................................  6

SECTION 6  Conditions........................................................  7
           6.1  Conditions to Initial Purchase...............................  7
           6.2  Conditions to Each Purchase..................................  9
           6.3  Condition to Additional Purchases............................  9

SECTION 7  Covenants.........................................................  9
           7.1  Affirmative Covenants........................................  9
           7.2  Negative Covenants........................................... 11

SECTION 8  Miscellaneous Provisions.......................................... 11
           8.1  Amendments................................................... 11
           8.2  No Waiver; Remedies.......................................... 12
           8.3  Successors and Assigns; Assignments.......................... 12
           8.4  Survival of Agreement........................................ 13
           8.5  Entire Agreement............................................. 13
           8.6  Notices...................................................... 13
           8.7  Severability of Provisions................................... 14
           8.8  Counterparts................................................. 14
           8.9  APPLICABLE LAW............................................... 14
           8.10 Confidentiality.............................................. 14
           8.11 Tax Characterization......................................... 15
           8.12 No Proceedings............................................... 15
           8.13 Limitation of Liability...................................... 15
           8.14 Acknowledgement of Attorney-in-Fact.......................... 16


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                                    EXHIBITS


Exhibit A  Form of Pooling and Administration Agreement

Exhibit B  Form of Receivables Purchase Agreement

Appendix X Index of Additional Defined Terms


                                       ii

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     THIS CERTIFICATE PURCHASE AGREEMENT dated as of December 8, 1994 (this
"Agreement") is entered into among NAFCO FUNDING TRUST, a Delaware business trust ("NAFCO"), NATIONAL AUTO FINANCE COMPANY L.P., a Delaware limited partnership ("National Auto"), and FIRST UNION NATIONAL BANK OF NORTH CAROLINA ("FUNB") (the "Purchaser").

                                   BACKGROUND

     1. NAFCO will enter into (a) a Pooling and Administration Agreement substantially in the form of Exhibit A (the "Pooling and Administration Agreement") with National Auto, as Administrator, and Bankers Trust Company, as trustee (in that capacity, together with any successors in that capacity, the "Trustee") and (b) a Receivables Purchase Agreement substantially in the form of Exhibit B. Pursuant to the Pooling and Administration Agreement, NAFCO will obtain a Series 1994-R Certificates, Class B (the "Class B Certificate"), which will represent a fractional undivided beneficial interest in the assets of the NAFCO Auto Receivables Master Trust (the "Trust"), a trust existing under the Pooling and Administration Agreement.

     2. NAFCO wishes to sell the Class B Certificate to the Purchaser and obtain the commitment of the Purchaser to purchase fractional undivided beneficial interests in the assets of the Trust ("Trust Interests") which will be evidenced by the Class B Certificate. Subject to the terms and conditions of this Agreement, the Purchaser is willing (i) to purchase the Class B Certificate with an initial Stated Amount in the amount set forth below its name on the signature pages to this Agreement and (ii) to agree to make purchases, from time to time in accordance with the terms and conditions hereof, of Trust Interests. National Auto has joined in this Agreement to confirm certain representations, warranties and covenants for the benefit of the Purchaser.

                                    AGREEMENT

     The parties hereto agree as follows:

SECTION 1 Definitions.

     Capitalized terms used and not otherwise defined herein have the meanings given to them in Appendix A to the Pooling and Administration Agreement and the Class B Supplement. In addition, this Agreement shall be interpreted in accordance with the conventions set forth in Parts B, C and D of such Appendix A.


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SECTION 2 Purchase and Sale of the Class B Certificate.

     2.1 The Commitments. Subject to the terms and conditions of this Agreement and the Pooling and Administration Agreement, the Purchaser hereby purchases the Class B Certificate and the Trust Interest evidenced thereby for a purchase price of $1,000,000 (one million dollars) (the "Initial Purchase") and the Purchaser hereby agrees, upon NAFCO's request, to make additional purchases (the Initial Purchase and each such additional purchase herein referred to individually as a "Purchase") of Trust Interests from time to time during the period from (and including) the date hereof to (but excluding) the Amortization Commencement Date with respect to the Class B Certificate, provided that the Purchaser will not be required or permitted to make a Purchase on any date if the funded principal amount of its Class B Certificate, after giving effect to such Purchase, would exceed the Stated Amount of the Purchaser's Class B Certificate, provided further that proceeds of Initial Purchase shall be deposited into the Excess Funding Account and shall not be available to be withdrawn from such account until the earlier of (i) April 15, 1995 (the "Initial Purchase Return Date") or (ii) the date on which the condition precedent set forth in Section 6.3 hereof is first satisfied. If, on the Initial Purchase Return Date, the full Initial Purchase remains on deposit, then NAFCO will cause the Trustee to return to the Purchaser an amount equal to the Initial Purchase plus all accrued and unpaid interest thereon. Subject to the terms of this Agreement, the aggregate principal amount of the Purchaser's investment represented by its Class B Certificate may be increased or decreased from time to time.

     2.2 Purchase Mechanics. (a) Whenever NAFCO wishes the Purchaser to make Purchases, NAFCO shall cause the Administrator to notify the Purchaser not later than (i) if the Trust Interests to be purchased will initially form a part of the Prime Tranche, not later than 3:00 p.m., New York City time, one Business Day prior to the date of the proposed Purchase and (ii) if the Trust Interests to be Purchased will initially form all or a part of a Eurodollar Tranche, not later than 9:00 a.m., New York City time, two Business Days prior to the date of the proposed Purchase. Each such notice shall be irrevocable and shall in each case refer to this Agreement and specify (1) the aggregate principal amount for the requested Purchases (which shall be in a minimum amount of $20,000 or integral multiple of $20,000 in excess thereof (or in the total unutilized amount of the Purchaser's Stated Amount), (2) whether the Trust Interests to be Purchased will form a part of the Prime Tranche or a Eurodollar Tranche, (3) if the Trust Interest to be Purchased


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will form a part of a Eurodollar Tranche, the Yield Period for such Eurodollar
Tranche, and (4) the date of such Purchase (which shall be a Business Day and, in the case of any Eurodollar Tranche, shall be a Distribution Date). In addition to such notice, the Administrator shall deliver a certificate of an Authorized Officer certifying that no Overcollateralization Deficit exists (other than in connection with the Initial Purchase). Upon payment of the purchase price in respect of each Purchase, the outstanding principal amount of the related Class B Certificate shall be automatically increased by the amount of that purchase price. The outstanding principal amount of the Class B Certificate shall be decreased only upon application of Collections to repay that principal amount (and receipt by the Purchaser of such amounts) in accordance with the terms of Section 3 hereof and as provided in the Pooling and Administration Agreement. As used in this Section 2.2, purchase price shall mean the lesser of (x) the amount specified by NAFCO in its notice of a Purchase given to the Purchaser in accordance with the first sentence of this Section 2.2(a) and (y) the Stated Amount minus the outstanding principal amount of the Class B Certificate.

     (b) After receiving any notice given pursuant to clause (a), the Purchaser shall (unless any condition precedent to such Purchase has not been satisfied on or prior to such date), not later than 4:00 p.m. New York City time on the same day, make a Purchase in the amount specified by NAFCO pursuant to Section 2.2(a) by making available to NAFCO by wire transfer of Dollars in immediately available funds to be deposited into the Excess Funding Account an amount equal to the purchase price for the requested Purchases.

     2.3 Reduction of Stated Amounts. Upon at least 30 Business Days' prior irrevocable notice to the Purchaser, NAFCO may reduce the Stated Amount of the Purchaser's Class B Certificate; provided that (i) each partial reduction of the Stated Amount shall be in an integral multiple of $500,000 and in a minimum principal amount of $500,000 and (ii) no such partial reduction shall be made which would reduce the Stated Amount to an amount less than the outstanding principal amount of the Class B Certificate at the time of such reduction. Each reference in this Agreement to the "Stated Amount" of a Class B Certificate means the Stated Amount of such Class B Certificate after giving effect to any reductions made pursuant to this Section 2.3. Promptly after the Stated Amount of the Purchaser's Class B Certificate has been reduced to zero (and all obligations owed to the Purchaser have been repaid in full), the Purchaser will mark its Class B Certificate "cancelled" and return it to NAFCO.


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     2.4 Class B Certificates. The outstanding amounts of (including principal, interest and any other amounts in respect of) the Purchases made by the Purchaser shall be evidenced by a Class B Certificate, to be issued on the Closing Date substantially in the form of Exhibit A to the Pooling and Administration Agreement. The Purchaser shall and is hereby authorized to record on the grid attached to its Class B Certificate (or at the Purchaser's option, in its internal books and records) the date and principal amount of each Purchase made by it, the portions of its outstanding Purchases that are made from time to time, the amount of each repayment of the principal amount represented by its Class B Certificate and any reductions to the Stated Amount of its Class B Certificate made pursuant to Section 2.3; provided that failure to make any such recordation on such grid or records or any error in such grid or records shall not adversely affect the Purchaser's rights with respect to its interest in the assets of the Trust and its right to receive interest in respect of the outstanding principal amount of all Purchases made by the Purchaser. The Class B Certificate shall bear interest at the Class B Certificate Rate and the Purchaser shall be entitled to all of the rights of a Certificateholder as set forth under the Pooling and Administration Agreement.

     2.5 Conversion of Tranches. (a) NAFCO shall have the option prior to the Amortization Commencement Date, on the last day of any Yield Period with respect to any Tranche to (i) convert all or any part of any such Eurodollar Tranche to form a part of the Prime Tranche and/or to continue all or any part of such Eurodollar Tranche as a new Eurodollar Tranche the Yield Period for which shall commence on the last day of such prior Yield Period, or (ii) convert all or any part of the Prime Tranche to form all or a part of a Eurodollar Tranche. If NAFCO wishes to convert and/or continue a Tranche under this Section 2.5, NAFCO shall notify the Purchaser (i) in the case of a conversion to or continuation of a Eurodollar Tranche, not later than 9:00 a.m., New York City time, two Business Days prior to the date of the proposed conversion or continuation Date and (ii) otherwise, not later than 3:00 p.m., New York City time, one Business Day prior to the date of the proposed conversion or continuation. Each such notice shall be irrevocable and shall refer to this Agreement and specify (1) the identity and amount of the Tranche that NAFCO wishes to convert or continue, (2) whether such Tranche is to be converted to or continued as a Eurodollar Tranche or all or part of the Prime Tranche and (3) the date of the proposed conversion or continuation (which shall be a Business Day). If NAFCO shall not have delivered a timely notice in accordance with this Section 2.5 with respect to any Tranche, such Tranche shall, at the end of the Yield Period


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applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into or continued as a Eurodollar Tranche with a Yield Period concluding on the next succeeding Distribution Date.

     (b) Commencing with the first Distribution Date occurring on or after the Amortization Commencement Date, each outstanding Tranche, upon conclusion of the Yield Period for such Tranche that was in effect as of the Amortization Commencement Date, shall automatically continue as or convert to a Eurodollar Tranche with a Yield Period that commences on the Distribution Date on which such Yield Period concludes and on each succeeding Distribution Date and concludes on the Distribution Date next succeeding the Distribution Date on which the applicable Yield Period commenced.

SECTION 3 Payments

     Interest and principal shall be distributed to the holders of the Class B Certificates at the times described in, and in the amounts calculated pursuant to, Article IV of the Pooling and Administration Agreement and the Class B Supplement.

SECTION 4 Time and Method of Payment.

     All amounts payable to the Purchaser hereunder or with respect to its Class B Certificate shall be made to the Purchaser by wire transfer of immediately available funds into the Excess Funding Account on the date due. Any funds received after that date will be deemed to have been received on the next Business Day.

SECTION 5 Representations and Warranties.

     5.1 NAFCO. NAFCO represents and warrants to the Purchaser that, as of the date hereof and the date of each Purchase, each of NAFCO's representations and warranties in the Pooling and Administration Agreement and Purchase Agreement are true and correct and further represents and warrants that:

          (a) no Amortization Event or Unmatured Amortization Event has occurred and is continuing;

          (b) no Administrator Default or unmatured Administrator Default has occurred and is continuing;

          (c) the offer and sale of the Class B Certificate in the manner contemplated by this Agreement is a


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     transaction exempt from the registration requirements of the Securities
     Act; and the Pooling and Administration Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended; and

          (d) the Class B Certificate has been duly and validly authorized and, when executed by NAFCO and authenticated by the Trustee and paid for hereunder, shall be validly issued and outstanding and entitled to the benefits of the Pooling and Administration Agreement.

     5.2 National Auto. National Auto represents and warrants to the Purchaser that, as of the date hereof and the date of each Purchase, each of National Auto's representations and warranties in the Pooling and Administration Agreement (in its capacity as Administrator) and the Purchase Agreement (in its capacity as Seller) is true and correct (taking into account materiality standards included in each such representation and warranty).

     5.3 Purchaser. The Purchaser represents and warrants to NAFCO, as of the date hereof, that:

          (a) it has had an opportunity to discuss NAFCO's and the Administrator's business, management and financial affairs, and the terms and conditions of the proposed purchase, with NAFCO and the Administrator and their respective representatives;

          (b) it is an "accredited investor" within the meaning of Rule 501(a)(1) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Class B Certificate;

          (c) it is purchasing the Class B Certificate for its own account, or for the account of one or more "accredited investors" within the meaning of Rule 501(a)(1) of Regulation D under the Securities Act which meet the criteria described in clause (b) above and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;


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          (d) it understands that the Class B Certificate has not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, and that the Certificates initially will bear the legend set out in the form of Class B Certificate attached as Exhibit A to the Pooling and Administration Agreement and be subject to the restrictions on transfer described in Section 6.03 of the Pooling and Administration Agreement; and

          (e) it is not (i) an "Employee Benefit Plan" (as defined in Section 3(3) of (ERISA) that is subject to the provisions of Title I of ERISA, (ii) a "Plan" described in Section 4975(E)(1) of the Internal Revenue Code or
     (iii) an entity whose underlying assets include plan assets by reason of an "Employee Benefit Plan's" or "Plan's" investment in the entity.

SECTION 6 Conditions.

     6.1 Conditions to Initial Purchase. The obligations of the Purchaser to make its Initial Purchase shall be subject to the satisfaction of the condition precedent that it shall have received (x) payment of $150,000 by wire transfer of immediately available funds to the account designated by the Purchaser, (y) a duly executed and authenticated Class B Certificate registered in the name of the Purchaser and in a Stated Amount equal to the amount set out opposite the Purchaser's name on the signature page of this Agreement, and (z) an original (except as indicated below) of the following (each of which, if not in a form attached to this Agreement, shall be in form and substance satisfactory to the Purchaser):

          (a) a certificate of an Authorized Officer of NAFCO and a certificate of an officer of National Auto, each to the effect that (i) each of the Pooling and Administration Agreement and the Purchase Agreement and the Servicing Agreement, is in full force and effect, and all actions required to be taken and conditions required to be satisfied under those documents in connection with the issuance of the Class B Certificate have been taken or satisfied, as the case may be (and not waived, without the consent of the Purchaser) and (ii) all representations and warranties set forth therein are true and correct;


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          (b) a certificate of an Authorized Officer of NAFCO and a certificate of the Secretary, or an Assistant Secretary, of the Administrator with respect to:

               (i) the incumbency and signatures of those of its officers, authorized to act with respect to the Transaction Documents;

               (ii) attached copies of the Limited Partnership Agreement and the NAFCO Trust Agreement; and

               (iii) attached good standing (or equivalent) certificates;

          (c) a certificate of an Authorized Officer of each of NAFCO and the Administrator as to the satisfaction of the conditions precedent set forth in Section 6.2 below;

          (d) opinions addressed to the Purchaser, of (i) Weil Gotshal & Manges, special counsel to NAFCO and the Administrator as to (A) corporate matters (including NAFCO's and Master Trust's security interest in the Receivable),
     (B) "true sale" issues and (C) "non-substantive consolidation", (ii) Craig Schnee, General Counsel of National Auto as to certain corporate matters,
     (iii) an opinion of Weil, Gotshal & Manges, in the form of Exhibit C hereto as to the characterization of the Trust for purposes of federal income tax laws, (iv) an opinion from Seward & Kissel, counsel to the Master Trustee and (v) an opinion of Richards, Layton & Finger, counsel to the NAFCO Trustee;

          (e) confirmation by the Trustee of (i) delivery by NAFCO and receipt by the Trust of cash and/or Receivables in an amount such that the sum of such cash, if any, and the outstanding principal balance of such Receivables, if any, is not less than $100,000 and (ii) deposit in the Excess Funding Account of any cash, receipt which is confirmed pursuant to the preceding clause (i);

          (f) confirmation by the Trustee of the establishment of Trust
     Accounts;

          (g) evidence that UCC-1 financing statements are being filed in the office of the Secretary of States of Delaware and Florida reflecting the transfer of the interest of the Seller in the Receivables and the proceeds thereof to NAFCO and the transfer of such interest by NAFCO to the Trust; and


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          (h) the fully executed Limited Partnership Agreement.

     6.2 Conditions to Each Purchase. The obligation of the Purchaser to make any Purchase on any day (including those comprising the Initial Purchase) shall be subject to the condition precedent that on the date of such Purchase, before and after giving effect thereto and to the application of any proceeds therefrom, the following statements shall be true:


          (a) the representations and warranties of NAFCO and the Administrator set out or incorporated by reference in this Agreement are true and accurate (taking into account materiality standards included in each such representation and warranty) as of such date with the same effect as though made on such date (unless specifically stated to relate to an earlier date);

          (b) the Amortization Commencement Date shall not have occurred, and no Unmatured Amortization Event has occurred and is continuing;

          (c) no Administrator Default or unmatured Administrator Default has occurred and is continuing; and

          (d) no Overcollateralization Deficit exists.

The giving of any notice pursuant to Section 2.2 shall constitute a representation and warranty by NAFCO and the Administrator that the foregoing statements (limited, in the case of clause (a) to the representations and warranties of the Person deemed to make the representation and warranty referred to in this sentence) are true.

     6.3 Condition to Additional Purchases. The obligation of the Purchaser to make any Purchase following the Initial Purchase shall be subject to the condition precedent that there shall have been transferred to the Trust cash and/or Receivables with an aggregate value of $5,000,000 (inclusive of Receivables transferred to the Trust evidenced by the written confirmation delivered pursuant to Section 6.1 hereof).

SECTION 7 Covenants.

     7.1 Affirmative Covenants. NAFCO and the Administrator each severally covenants and agrees that, until the Certificates have been paid in full and the obligation of the Purchaser to make Purchases has terminated it will:


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          (a) duly and timely perform all of its covenants and obligations under each Transaction Document to which it is a party;

          (b) promptly deliver to the Purchaser (in addition to the materials required to be delivered pursuant to the Pooling and Administration Agreement) such information, documents, records or reports respecting the Trust or the condition or operations, financial or otherwise, of NAFCO and the Administrator, as the Purchaser may from time to time reasonably request (including all information required to be provided to a holder or prospective holder of a Class B Certificate pursuant to Rule 144A(d)(4) of the Securities Act);

          (c) at the same time any report, document or notice (including any annual auditors' report) is provided to the Trustee, or caused to be provided, by NAFCO or the Administrator under the Pooling and

     Administration Agreement, provide the Purchaser with a copy of such report, document or notice;

          (d) permit representatives of the Purchaser, at any time during the Calculation Period immediately following the Calculation Period in which the number of Receivables purchased pursuant to the Purchase Agreement first exceeds (i) 100, (ii) 500 and (c) each increment of 1000 in excess of 500, during normal business hours and upon at least three Business Days' prior written notice, to examine and make copies of and abstracts from its records relating to the Receivables;

          (e) deliver or cause to be delivered to the Purchaser, (x) within 120 days after the end of each fiscal year of National Auto, the consolidated balance sheet of National Auto and its Consolidated Subsidiaries as at the end of such fiscal year and the related statements of earnings, stockholders' equity and cash flow of National Auto and its Consolidated Subsidiaries for such fiscal year, prepared in accordance with GAAP consistently applied throughout the periods reflected therein, certified by [KPMG Peat Marwick] (or such other independent certified public accountants of nationally recognized standing as shall be selected by National Auto; and (y) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of National Auto, copies of the unaudited consolidated balance sheets of National Auto and its Consolidated Subsidiaries as at the end of such fiscal


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     quarter and the related unaudited statements of earnings, stockholders'
     equity and cash flow, in each case for such fiscal quarter and for the period from the beginning of such fiscal year through the end of such fiscal quarter, prepared in accordance with GAAP consistently applied throughout the periods reflected therein and certified (subject to year end adjustments) by the chief financial officer or chief accounting officer of National Auto.

     7.2 Negative Covenants. NAFCO and the Administrator each severally covenants and agrees that the Pool Balance shall not exceed the amounts set forth below as of the end of the corresponding Calculation Period:

                      April 1995            $ 15,000,000
                      October 1995            43,000,000
                      April 1996              70,000,000
                      October 1996            98,000,000
                      April 1997             130,000,000
                      October 1997           165,000,000

SECTION 8 Miscellaneous Provisions.

     8.1 Amendments. No amendment to or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by NAFCO and holders of more than 50% of the outstanding principal amount of the Class B Certificate; provided, however, that (i) this Agreement may not be amended unless NAFCO shall have delivered the proposed amendment to the Applicable Rating Agency at least ten Business Days (or such shorter period as shall be acceptable to it) prior to the execution and delivery thereof and the Rating Agency Condition has been satisfied with respect to such amendment and (ii) no amendment shall (w) reduce the amount of or delay the timing of any distributions to be made to the Class B Certificateholders or deposits of amounts to be so distributed without the consent of each Class B Certificateholder, (x) change the definition of or the manner of calculating the interest of any Class B Certificateholder without the consent of each affected Class B Certificateholder and (y) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Class B Certificateholder amendments require 100% approval of the Class B Certificateholders. Each holder of a Certificate shall be bound by any modification waiver or consent authorized by this Section 8.1, whether or not such Certificate shall have been marked to indicate such modification, waiver or consent.


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     8.2 No Waiver; Remedies. Any waiver, consent or approval given by the
Purchaser shall be effective only in the specific instance and for the specific purpose for which given, and no waiver by the Purchaser of any breach or default of or by NAFCO under this Agreement shall be deemed a waiver of any other breach or default. No failure on the part of the Purchaser to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder, or any abandonment or discontinuation of steps to enforce such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on NAFCO in any case shall entitle NAFCO to any other or further notice or demand in the same, similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law (and subject to Section 8.13).

     8.3 Successors and Assigns; Assignments. (a) This Agreement shall be binding upon, and inure to the benefit of, NAFCO, the Administrator, the Purchaser and their respective successors and assigns; provided, however, that neither NAFCO nor the Administrator may assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of the holders of at least 66-2/3% of the outstanding Class B Certificates; and, provided, further, that the Purchaser may not transfer, pledge, assign, sell participations in or otherwise encumber its rights or obligations hereunder or in connection herewith or any interest herein except as permitted under this
Section 8.3.

     (b) The Purchaser may at any time sell to one or more banks or other entities ("Participants") participating interests in all or any portion of its Certificate and its obligations hereunder. In the event of any such sale by the Purchaser of participating interests to a Participant, the Purchaser shall notify NAFCO of the identity of such Participant upon a request by NAFCO, the

Purchaser's obligations under this Agreement shall remain unchanged, the Purchaser shall remain solely responsible for the performance thereof, and the Purchaser shall remain the holder of its rights under its Class B Certificate and this Agreement for all purposes under this Agreement. The Purchaser agrees that any agreement between the Purchaser and any Participant in respect of such participating interest shall not restrict the Purchaser's right to agree to any amendment, supplement or modification of the Transaction Documents except to extend the final maturity of any Obligation, reduce the rate or extend the time of payment of interest thereon or any fees owed


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to the Purchaser under this Agreement or any of the other Transaction Documents or reduce the principal amount of any Obligation.

     (c) Subject to Section 8.11, NAFCO and National Auto each authorize the Purchaser to disclose to any Participant (each, a "Transferee") and any prospective Transferee and any prospective Transferee any and all information in the Purchaser's possession concerning NAFCO, National Auto and any Subsidiary of National Auto which has been delivered to the Purchaser by NAFCO, National Auto or the Trustee in connection with the Purchaser's credit evaluation of the Trust prior to entering into this Agreement.

     (d) Notwithstanding any other provisions set forth in this Agreement, the Purchaser may at any time create a security interest in all or any portion of its rights under this Agreement and its Class B Certificate in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

     8.4 Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making and the repayment of the Purchases and the execution and delivery of this Agreement and any Class B Certificates and shall continue in full force and effect until the Class B Certificates have been paid in full and all Commitments terminated.

     8.5 Entire Agreement. This Agreement, together with the other Transaction Documents, including the exhibits and schedules thereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

     8.6 Notices. All communications hereunder shall be in writing (except that notices pursuant to Section 2 may be given by telephone promptly confirmed in writing or by telecopy) and shall be deemed to have been duly given if personally delivered, sent by overnight courier or mailed by registered mail, postage prepaid and return receipt requested, or transmitted by telex, telegraph or telecopier and confirmed by a similar mailed writing to any party at the address for such party set forth on the signature pages to this Agreement or in each case to such other address as such party may designate in writing.

     8.7 Severability of Provisions. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     8.8 Counterparts. This Agreement may be executed in counterparts, which may include facsimile counterparts, each of which shall constitute an original, but all of which shall together constitute one instrument.

     8.9 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

     8.10 Confidentiality. The Purchaser agrees to use reasonable efforts to keep confidential all non-public information pertaining to NAFCO, National Auto and any subsidiary of National Auto that is provided to it by any such parties and that an officer of NAFCO has requested in writing be kept confidential, and shall not intentionally disclose such information to any Person except (i) to the extent such information is public when received by the Purchaser or becomes public thereafter due to the act or omission of any party other than the Purchaser, (ii) to the extent such information is independently obtained from a source other than one of NAFCO, National Auto and any subsidiary of National Auto and such information from such source is not, to the Purchaser's knowledge, subject to an obligation of confidentiality or, if such information is subject to an obligation of confidentiality, that disclosure of such information is permitted, (iii) to counsel, auditors or accountants or other advisors and agents retained by the Purchaser or any other Person, (iv) in connection with any litigation to which the Purchaser or any other Person is a party or the enforcement of the rights of the Purchaser under this Agreement or any other Transaction Document or otherwise, (v) to the extent required by any applicable statute, rule or regulation or court order (including, by way of subpoena) or pursuant to the request of any regulatory or governmental authority having jurisdiction over the Purchaser, or (vi) to the extent disclosure to other entities is appropriate or advisable in connection with any proposed or actual assignment or grant of a participation by the Purchaser of any interest in this Agreement and/or its Class B Certificate to such other financial institutions (who will in turn be required to maintain confidentiality as if they were Purchasers parties to this Agreement).

     8.11 Tax Characterization. Each party to this Agreement (a) acknowledges and agrees that it is the intent of the parties to this Agreement that, for federal, state and local income and franchise tax purposes, the Class B

Certificates will be treated as evidence of indebtedness secured by the Trust Assets and the Trust not be characterized as an association taxable as a corporation, (b) agrees to treat the Class B Certificates for federal, state and local income and franchise tax purposes as indebtedness and (c) agrees that the provisions of this Agreement and all related Transaction Documents shall be construed to further these intentions of the parties.

     8.12 No Proceedings. Each of National Auto and the Purchaser hereby agrees that it will not institute against NAFCO or the Trust, or join any other Person in instituting against NAFCO or the Trust any insolvency proceeding (namely, any proceeding of the type referred to in the definition of "Event of Bankruptcy") so long as any Class B Certificates issued by the Trust shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Certificates shall have been outstanding. The foregoing shall not limit the right of National Auto to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted against NAFCO or the Trust by any Person other than National Auto. In addition, each of the foregoing parties agrees that all amounts owed to them by the Trust or NAFCO shall be payable solely from amounts that become available for such payment pursuant to the Pooling and Administration Agreement, and no such amounts shall constitute a claim against the Trust or NAFCO to the extent that they are in excess of the amounts available for their payment.

     8.13 Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by The Chase Manhattan Bank (USA), not individually or personally but solely as trustee of NAFCO, in the exercise of the powers and authority conferred and vested in it,
(b) each of the representations, undertakings and agreements herein made on the part of NAFCO is made and intended not as personal representations, undertakings and agreements by The Chase Manhattan Bank (USA) but is made and intended for the purpose for binding only NAFCO and (c) under no circumstances shall The Chase Manhattan Bank (USA) be personally liable for the payment of any indebtedness or expenses of NAFCO or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by NAFCO under this Agreement or the other Transaction Documents.

     8.14 Acknowledgement of Attorney-in-Fact. The parties hereto acknowledge that National Auto, as Administrator pursuant to the terms of the Pooling and Administration Agreement, has been granted the power to act as attorney-in-fact of NAFCO with respect to certain of NAFCO's duties and obligations under the Transaction Documents, but not including those duties or obligations specifically required by the terms of this Agreement or any of the Transaction Documents to be performed by NAFCO.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and delivered as of the day and year first above written.

                               NAFCO FUNDING TRUST
                               a Delaware business trust

                               By:  THE CHASE MANHATTAN BANK (USA)
                                    not in its individual capacity,
                                    but solely as Owner Trustee under
                                    the First Amended and Restated
                                    Trust Agreement dated as of
                                    December __, 1994


                               By:  _______________________________
                                    Name:
                                    Title:

                               Notice Address:  802 Delaware Avenue
                                                14th Floor
                                                Wilmington, Delaware  19801

                               Attention:
                               Telephone:
                               Telecopy:


                               NATIONAL AUTO FINANCE COMPANY L.P.

                               By:  NATIONAL AUTO FINANCE CORPORATION,
                                    as General Partner


                               By:  __________________________________
                                    Name:
                                    Title:

                               Notice Address:  One Park Place
                                                Suite 320
                                                621 NW 53rd Street
                                                Boca Raton, Florida  33487

                               Attention:
                               Telephone:
                               Telecopy:

                               FIRST UNION NATIONAL BANK OF NORTH CAROLINA



                               By:  ___________________________________

                                    Name:  Reginald H. Imamura
                                    Title: Director

                               Notice Address:  One First Union Center
                                                TW-19
                                                Charlotte, NC  28288-0735

                               Attention:  Reginald H. Imamura
                               Telephone:  704-374-6501
                               Telecopy:   704-374-4092

                               Stated Amount: $25,000,000
                               Percentage:    100%